EXHIBIT 10.53

GENERAL ASSIGNMENT

THIS ASSIGNMENT, made this                                          day of July 19, 2002 BY Ward Benefits Administrators & Insurance Services, Inc. (F.K.A. Harden & Company Insurance Services, Inc.) of (address) 610 West Ash Street, Suite 1500, San Diego, CA 92101 in the City of San Diego, County of San Diego, State of California, part         of the first part, hereinafter referred to as assignor, to SAN DIEGO CREDIT ASSOCIATION, a California corporation, of San Diego, California, party of the second part, hereinafter referred to as assignee.

          WITNESSETH: That said assignor, for and in consideration of the covenants and agreements to be performed by the party of the second part, as hereinafter contained, and of the sum of One Dollar ($1.00) to assignor in hand paid by said assignee, receipt whereof is hereby acknowledged, does by these presents grant, bargain, sell, assign, convey and transfer unto said assignee, its successors and assigns, in trust, for the benefit of assignor’s creditors generally, all of the property of the assignor of every kind and nature and wheresoever situated, both real and personal, and any interest or equity therein not exempt from execution, including, but not limited to, all that certain stock of merchandise, store furniture and fixtures, book accounts, books, bills receivable, cash on hand, cash in bank, deposits, patents, copyrights, trademarks and trade names, insurance policies, choses in action that are legally assignable, together with the proceeds of any existing non-assignable choses in action that may hereafter be recovered or received by the assignor.

          This assignment specifically includes and covers all claims for refund or abatement of all excess taxes heretofore or hereafter assessed against or collected from the assignor by the U.S. Treasury Department, and the assignor agrees to sign and execute power of attorney or all other documents as required to enable said assignee to file and prosecute, compromise and/or settle, all such claims before the Internal Revenue Service, U.S. Treasury Department.

          Leases and leasehold interests in real estate, contracts or agreements between assignor and any Labor Union, or Trade Associations, are exempted from and not included in the assignment.

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This assignment does not include any alcoholic beverages, but the assignor hereby appoints assignee as his agent for the sole purpose of filing an application for a permit and the selling of the alcoholic beverages in the said place of business (said assignee being vested the absolute discretion in regard thereto and assuming no liability by reason thereof), and assignor hereby assigns to assignee all of the proceeds of such sale for the benefit of his creditors generally in accordance with the terms of this assignment. This assignment includes all licenses for the sale of alcoholic beverages.
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         The assignor authorizes the forwarding of his or its mail by the U.S. Postal Department as directed by the Assignee.

          Said assignee is to receive the said property, conduct the said business, should it deem it proper, and is hereby authorized at any time after the signing hereof by the assignor to sell and dispose of the said property upon such time and terms as it may see fit, and is to pay to creditors of the first party pro rata, according to the several indebtedness due to them from the said assignor, the net proceeds arising from the conducting of said business and sale and disposal of said property, after deducting all moneys which said assignee may at its option pay for the discharge of any lien on any of said property and any indebtedness which under the law is entitled to priority of payment, and all expenses, including a reasonable fee to assignee and its attorney and to attorney for assignor.

          If any dividends to creditors shall remain unclaimed for a period of two years after issuance of the final dividend checks, then the same shall become the property of the assignee and used to supplement its fees for services rendered in administering this assignment. Any interest that may be earned on funds administered under this assignment shall belong to and are hereby assigned to the assignee as additional fees for its services hereunder.

          Said assignee is also authorized and empowered to appoint such agents, field representatives and/or attorneys and/or accountants as it may deem necessary, and such agents and/or field representatives shall have full power and authority to open bank accounts in the name of the assignee or its nominees or agents and to deposit assigned assets or the proceeds thereof in such bank accounts and to draw checks thereon and with the further power and authority to do such other acts and to execute such papers and documents in connection with this assignment as said assignee may consider necessary or advisable.

          IN WITNESS WHEREOF the said parties hereunto set their hands the day and year first above written.

ASSIGNOR’S TAX I.D. NUMBERS:	Ward Benefits Administrators & Insurance Services, Inc., a California corporation
Internal Revenue Service
/s/ Jeffrey S. Ward
# 94-2311657	Jeffrey S. Ward Chairman, President & CEO
#	Party of the First Part
State Board of Equalization
# N/A	SAN DIEGO CREDIT ASSOCIATION
Employment Development Department
# CA - 235-5073-4 # FL - N/A # IL - 942311657 # OR - 0-97 30375	By: /s/ Gregory M. Garner Party of the Second Part President